Exhibit 10.1

LOAN AGREEMENT

between

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

and

MICROGY HOLDINGS, LLC

****************

Gulf Coast Industrial Development Authority has granted a security interest in and assigned to Wells Fargo Bank, National Association, as Trustee under the Trust Indenture, dated as of the date hereof, all of its interests in all “Loan Payments” due pursuant to and under this Loan Agreement to secure its Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2006.

DEBTOR:	LENDER:

Microgy Holdings, LLC	Gulf Coast Industrial Development
One Cate Street	Authority
4th Floor	910 Bay Area Blvd.
Portsmouth, New Hampshire 03801	Houston, Texas 77058

ASSIGNEE AND SECURED PARTY:

Wells Fargo Bank, National Association
4 Penn Center, Suite 810
1600 JFK Boulevard
Philadelphia, Pennsylvania 19103
Attention: Corporate Trust Services Group

LOAN AGREEMENT

between

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

and

MICROGY HOLDINGS, LLC

This Loan Agreement dated as of October 1, 2006 (the “Agreement”), by and between GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY (the “Issuer”) and MICROGY HOLDINGS, LLC (the “Company”):

WITNESSETH:

GENERAL RECITALS AND FINDINGS

(a) The Issuer is a non-stock, non-profit industrial development corporation organized and existing under the laws of the State of Texas, including particularly the Development Corporation Act of 1979, as amended, Article 5190.6, Vernon’s Texas Civil Statutes, as amended (the “Act”), to act on behalf of the Gulf Coast Waste Disposal Authority (the “Governmental Unit”) to provide financing for certain “projects,” as defined in the Act, located within the boundaries of the Issuer;

(b) Pursuant to law, and particularly the Act, the Issuer is empowered to finance the acquisition, construction and improvement of solid waste disposal facilities, and to issue revenue bonds for such purpose and for the purpose of refunding any such bonds;

(c) The Company has requested that the Issuer issue its revenue bonds for the purpose of financing a portion of the Project Costs (hereinafter defined);

(d) The Company has agreed to make Loan Payments (hereinafter defined) and other payments hereunder in consideration of the Issuer’s issuing the Bonds and utilizing the proceeds from the sale of the Bonds for the acquisition, construction and improvement of the Project (hereinafter defined);

(e) The governing body of the Governmental Unit has approved this Agreement by written resolution as required by the Act;

(f) This Agreement is authorized and executed pursuant to applicable laws, including the Act; and

(g) The Issuer and the Company have taken all action and have complied with all provisions of law with respect to the execution, delivery and performance of this Agreement and the due authorization of the consummation of the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and constitutes a valid and legally binding agreement of, the Issuer and the Company, enforceable against the respective parties in accordance with its terms.

NOW, THEREFORE, in consideration of the covenants and agreements herein made, and subject to the conditions herein set forth, the Issuer and the Company contract and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. DEFINITIONS. Each of the following terms shall have the respective meanings assigned to them in this Section 1.01 whenever they are used in this Agreement, unless the context in which they are used clearly requires otherwise:

Accountant-shall mean a firm of independent certified public accountants selected by the Company.

Act - shall mean the Development Corporation Act of 1979, Article 5190.6, Vernon’s Texas Civil Statutes, as amended.

Act of Bankruptcy - shall mean any of the following events:

(a) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company or of all or any substantial part of its property, (ii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, winding-up or composition or adjustment of debts; or

(b) a proceeding or case shall be commenced without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, winding-up or composition or adjustment of debts.

Agreement - shall mean this Loan Agreement, dated as of October 1, 2006, by and between the Issuer and the Company, including all amendments hereof or supplements hereto.

Authorized Company Representative - shall mean the Company’s Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any Assistant Treasurer or such persons at the time designated to act on behalf of the Company, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Treasurer or any Assistant Treasurer authorized to act on behalf of the Company. Such certificate may designate an alternate or alternates.

Authorized Issuer Representative - shall mean such person or persons at the time and from time to time designated by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its President or Secretary.

Board or Board of Directors - shall mean the lawfully qualified Board of Directors of the Issuer.

Bond Counsel - shall mean McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the excludability of interest on state or local bonds from gross income of the owners of the Bonds for purposes of federal income taxation, selected by the Issuer and acceptable to the Trustee and the Company.

Bond Fund - shall mean the Fund by that name established by Section 6.2 of the Indenture.

Bond Owner, Bondowner, Owner, owner, Bondholder, bondholder, holder, Registered Owner, registered owner or owner of the Bonds - shall mean the registered owner of any Bond.

Bond Registrar - shall have the meaning as specified in Section 2.3 of the Indenture.

Bond Resolution or Resolution - shall mean the Resolution of the Board of Directors authorizing the issuance of the Bonds (including the Indenture prescribed and authorized to be executed in the Bond Resolution) together with any supplemental resolutions or amendments to the Resolution or such Indenture.

Bonds - shall mean the Gulf Coast Industrial Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2006, executed and delivered pursuant to the Indenture.

Business Day - shall mean any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the City of New York or in the cities in which the Principal Offices of the Trustee or the Paying Agent are located are required or authorized by law or executive order to close or (ii) a day on which the New York Stock Exchange is closed.

Code - shall mean the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

Collateral Trust Agreement shall mean the Collateral Trust Agreement, dated as of October 1, 2006, among the Collateral Trustee, the Company, and the Subsidiary Guarantors, as amended from time to time.

Company - shall mean Microgy Holdings, LLC, a Delaware limited liability company, and any successors and assigns as permitted by Section 7.02 hereof.

Completion Certificate - shall mean a certificate of the Authorized Company Representative to the effect stated in Section 3.04(b) hereof.

Construction Consultant - shall mean R.W. Beck, Inc. or any successor to its duties and functions with respect to construction of the Project.

Costs of Issuance - shall mean all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation (i) fees and reasonable expenses of accountants, attorneys, engineers, and financial advisors, (ii) materials, supplies, and printing and engraving costs, (iii) recording and filing fees, (iv) Rating Service fees, (v) compensation to the Underwriter, whether paid as a fee or as a discount from issue price, (v) Trustee’s fees and expenses, and (vii) the Issuer’s and the Governmental Unit’s administrative expenses as provided in Section 5.04 hereof.

Debt Service Reserve Fund - shall mean the fund of that name created and established in Section 4.1 of the Indenture.

Debt Service Reserve Requirement - shall mean the amount of $5,151,500.

Division - shall mean the Texas Economic Development and Tourism Office, an office within the Offices of the Governor of the State and any successor to its functions and duties.

Default - shall mean an event which with notice or lapse of time, or both, would become an Event of Default.

Event of Default - used with respect to this Agreement, shall mean any event specified in Section 6.01 hereof.

Facility or Facilities - shall mean one or more, as the case may be, of the solid waste disposal facilities identified on Exhibit A to this Agreement.

Favorable Opinion - shall mean an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee to the effect that the action proposed to be taken is authorized or permitted by the Act and the Indenture and will not adversely affect the excludability from gross income for federal income tax purposes of interest on the Bonds (other than as held by a “substantial user” of the Project or a “related person” within the meaning of the Code).

GAAP - shall mean generally accepted accounting principles as in effect as of the time of application to the provisions hereof (unless otherwise noted).

Governmental Unit - shall mean the Gulf Coast Waste Disposal Authority and any successor to its functions and duties.

Guarantee - shall mean the Guarantee Agreement, dated as of October 1, 2006, among the Company, the Subsidiary Guarantors, and the Trustee.

Indenture - shall mean the Trust Indenture, dated as of October 1, 2006, between the Issuer and the Trustee, as originally executed and as amended, modified or supplemented thereafter in accordance with the terms thereof.

Issue Date - shall mean the date on which the Bonds are first authenticated and delivered to the Underwriter against payment therefor.

Issuer - shall mean Gulf Coast Industrial Development Authority, a nonstock, nonprofit industrial development corporation existing under the laws of the State, including particularly, the Act.

Loan - shall mean the loan made by the Issuer to the Company from the proceeds of the Bonds pursuant to this Agreement.

Loan Payment - shall mean each payment required to pay amounts due and owing on the Bonds issued pursuant to this Agreement, as defined in Section 5.01 hereof and as provided for in the Indenture, including the principal of, redemption premium, if any, and interest on such Bonds.

Majority Holders - shall mean the owners of a majority in principal amount of the Bonds Outstanding.

Net Income - shall have the meaning given to that term in the Guarantee.

Outstanding or outstanding - shall mean when used with reference to Bonds, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

(a) Bonds canceled or required to be canceled under Section 2.11 of the Indenture;

(b) Bonds deemed tendered or deemed to be paid in accordance with Article XVI of the Indenture;

(c) Bonds in lieu of which others have been authenticated and delivered pursuant to Article II of the Indenture and Bonds paid pursuant to Section 2.9(a) of the Indenture;

(d) Bonds registered in the name of the Issuer; and

(e) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by a Responsible Officer of the Trustee by actual notice thereof to be so held.

Paying Agent - shall mean the Trustee or any successor paying agent or co-paying agent serving as such under the Indenture. If at any time there is no qualified paying agent serving as such, the Trustee shall act as paying agent under the Indenture. Principal Office of the Paying Agent shall mean the office thereof designated in writing to the Trustee.

Person - shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

Primary Job - shall mean a job that is:

(i) available at a company for which a majority of the products or services of that company are ultimately exported to regional, statewide, national, or international markets infusing new dollars into the local economy; and

(ii) included in one of the following sectors of the North America Industry Classification System (NAICS):

311-339                    Manufacturing

Principal Office - is defined in the definitions of Trustee, Paying Agent, and Remarketing Agent, herein.

Project - shall mean all of the Facilities to the extent financed with proceeds of the Bonds.

Project Costs - shall mean costs incurred by the Issuer or the Company, whether before or after the issuance of the Bonds, and reimbursed not later than three years after the payment thereof, with respect to the acquisition, construction and improvement of the Project, including but not limited to, the following items:

(i) The cost of acquisition, cleanup, construction, reconstruction, improvement, and expansion, including the cost of the acquisition of all land, rights-of-way, property rights, easements, and interests, the cost of all machinery and equipment, financing charges, inventory, raw materials and other supplies, research and development costs, interest prior to and during construction and for one year after completion of construction whether or not capitalized, necessary reserve funds, cost of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, other expenses necessary or incident to determining the feasability and practicability of acquiring, cleaning, constructing, reconstructing, improving, and expanding any such project, administrative expense and such other expenses as may be necessary or incident to the acquisition, cleanup, construction, reconstruction, improvement, and expansion thereof, the placing of the same in operation, and the financing or refinancing of any such project, including the refunding of any outstanding obligations, mortgages or advances issued, made or given by any person for any of the aforementioned costs;

(ii) To the extent authorized by the Act, costs of all other items related to the acquisition, construction and improvement of the Project; and

(iii) All Costs of Issuance.

Rebate Fund - shall mean the fund by that name established in Section 8.5 of the Indenture.

Regulations - shall mean the Income Tax Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

Requesting Governmental Units - shall mean, collectively, Erath County, Texas and Deaf Smith County, Texas, as applicable.

Responsible Officer - shall mean an officer of the Trustee who customarily handles corporate trusts and is assigned to supervise the Indenture, and any other officer of the Trustee to whom a matter is referred because of his knowledge of and familiarity with the particular subject.

SEC - shall mean the United States Securities and Exchange Commission.

Subsidiary Guarantors - shall mean each of MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C.

State - shall mean the State of Texas.

Tax Letter of Representation - shall mean the letter of representation regarding the use of the proceeds of the Bonds and other facts that are within the Company’s knowledge, furnished by the Company to the Issuer in connection with the issuance of the Bonds.

Trustee - shall mean Wells Fargo Bank, National Association or any successor trustee or co-trustee serving as such under the Indenture. Principal Office of the Trustee shall mean the business address designated in writing to the Issuer and the Company as its principal office for its duties hereunder, and which initially shall be as specified in Section 8.06 hereof.

Unassigned Rights - shall mean the rights of the Issuer under Sections 5.04, 6.03 and 7.03(a) of this Agreement and the right to receive notices hereunder.

Underwriter - shall mean the initial underwriter of the Bonds, Ziegler Capital Markets Group.

Section 1.02. ARTICLE AND SECTION HEADINGS. The headings or titles of the several Articles and Sections of this Agreement, and the Table of Contents appended hereto, are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

Section 1.03. INTERPRETATION. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Agreement and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any person or entity defined in Section 1.01 shall be deemed to include any person or entity succeeding to the rights, duties and obligations of such person or entity. Unless otherwise specified herein, all references to specific times shall be deemed to refer to New York time.

ARTICLE II

REPRESENTATIONS

Section 2.01. REPRESENTATIONS BY ISSUER. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

(a) The Issuer is a nonstock, nonprofit industrial development corporation organized and existing under the laws of the State, including particularly, the Act. The Issuer has all requisite power and authority under the Act (i) to adopt the Bond Resolution, (ii) to issue the Bonds, and (iii) to enter into, and perform its obligations under, this Agreement and the Indenture.

(b) The Issuer is a duly constituted authority and public instrumentality of the Governmental Unit, a political subdivision of the State, within the meaning of the Regulations and the rulings of the Internal Revenue Service prescribed and promulgated pursuant to Section 103 of the Code, and the Issuer is functioning and acting solely on behalf of the Governmental Unit.

(c) There are no actions, suits, proceedings, inquiries or investigations pending or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or the Indenture or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture or this Agreement or the ability of the Issuer to perform its obligations under the Indenture or this Agreement.

(d) The adoption of the Bond Resolution, the issuance and sale of the Bonds and the execution and delivery by the Issuer of this Agreement and the Indenture, and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Agreement and the Indenture) under the provisions of, any charter instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and (iii) have been duly authorized by all necessary action on the part of the Issuer.

(e) Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of this Agreement and the Indenture or the offer, issue, sale or delivery of the Bonds, other than those already obtained as of the date of issue of the Bonds; provided, however, no representation is made herein as to compliance with the securities or “blue sky” laws of any jurisdiction.

(f) No event has occurred and no condition exists with respect to the Issuer which would constitute an “Event of Default” under this Agreement or under the Indenture or which, with the lapse of time or with the giving of notice or both, would become an “Event of Default” under this Agreement or under the Indenture.

(g) Neither this Agreement nor the security for the Bonds has been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

(h) Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or constitute a charge against the general credit or taxing power of the State or a political subdivision thereof or general funds or assets of the Issuer (including funds relating to other Issuer loans or activities), but shall be limited obligations of the Issuer payable solely from (i) the security for the Bonds, (ii) revenues derived from the sale of the Bonds, and (iii) amounts on deposit from time to time under the Indenture, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

(i) The Huckabay Ridge Facility and the Rio Leche Facility are located within the boundaries of Erath County, Texas which has requested the Issuer to exercise its powers of financing therein and the Mission Dairy Facility and the Cnossen Dairy Facility are located within the boundaries of Deaf Smith County, Texas which has requested the Issuer to exercise its powers of financing therein.

Section 2.02. REPRESENTATIONS BY COMPANY. The Company makes the following representations as the basis for the undertakings on its part herein contained:

(a) The Company (i) is a limited liability company duly organized and in good standing in the state of Delaware, (ii) is not in violation of any provision of its operating agreement, (iii) has full corporate power to own its properties and conduct its business, (iv) has full legal right, power and authority to enter into this Agreement and consummate, or cause to be consummated, all transactions contemplated by this Agreement and (vi) by proper corporate action has duly authorized the execution and delivery of this Agreement.

(b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated by this Agreement conflicts with, will result in a breach of or default under or will result in the imposition of any lien on any property of the Company pursuant to the operating agreement of the Company or the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Company is a party or by which it is bound.

(c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity.

(d) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company which could adversely affect the validity of this Agreement or the ability of the Company to comply with its obligations under this Agreement.

(e) All material statements of facts or other information furnished by the Company to the Issuer and Bond Counsel in connection with Bond Counsel’s opinion relating to the Bonds, including particularly the Tax Letter of Representation, were true and correct when made and nothing has come to the Company’s attention that would change the truth or correctness of such statements of facts or other information furnished to Bond Counsel.

(f) The Company represents to the Issuer and the Division that (i) the Project will contribute to the economic growth or stability of the Requesting Governmental Units by (A) increasing or stabilizing employment opportunities within the boundaries of the Requesting Governmental Units, (B) significantly increasing or stabilizing the property tax base of the Requesting Governmental Units and (C) promoting commerce within the boundaries of the Requesting Governmental Units and the State; (ii) it has no present intention of using or moving any portion of the Project outside the State or disposing of or abandoning the Project; (iii) it has no present intention of directing the Project to a use other than the purposes represented to the Governmental Unit, the Requesting Governmental Units, and the Division; and (iv) the Project is for the creation or retention of Primary Jobs.

(g) The Project consists of properties and facilities for the collection, transportation, treatment, or disposal of solid waste and properties and facilities which are functionally related and subordinate thereto, and the acquisition, construction, and improvement of the Project is and will be for the specific purpose of providing safe and economical collection, transportation, treatment, and disposal of solid waste in order to abate, prevent and control pollution of water in the State.

ARTICLE III

THE PROJECT

Section 3.01. APPROVALS AND PERMITS. The Issuer and the Company agree to use their best efforts to obtain the necessary approval of this Agreement by the Division as required by the Act prior to the issuance of the Bonds, and the Company agrees to obtain, or cause to be obtained, all other permits necessary with respect to the acquisition, construction, equipping, and furnishing of the Project.

Section 3.02. ACQUISITION AND CONSTRUCTION. (a) The Project shall be acquired, constructed, equipped, and furnished with all reasonable dispatch, and the Company will use its best efforts to cause such acquisition, construction, equipping, and furnishing to be completed as soon as reasonably commercially practicable, delays incident to strikes, riots, acts of God, or the public enemy, or other causes beyond the reasonable control of the Company only excepted; but if for any reason there should be delays in such acquisition, construction, equipping, and furnishing there shall be no diminution in or postponement of the Loan Payments to be made by the Company hereunder, and no resulting liability on the part of the

Issuer. The Company agrees, however, to use its best efforts to remedy with all commercially reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

(b) The Company shall acquire, construct, and improve the Project or cause the Project to be acquired, constructed, and improved in the manner provided in the Act and this Agreement and in accordance with the Plans and Specifications on file and available to the Issuer at each Facility during the construction period (subject to the restrictions of subsection (c) below) and the Trustee shall have no responsibility or liability whatsoever with respect to the Project and the acquisition, construction, or improvement thereof. The Company may amend, or cause to be amended, such Plans and Specifications, provided, however, that such Plans and Specifications shall not be amended in any material respect except as provided in subsection (d) below. It is agreed and understood that the Company will cause to be entered into and executed all agreements and contracts necessary to assure and accomplish the actual acquisition, construction, equipping, and furnishing of the Project (and that the Issuer shall not execute any such agreements or contracts) and that the Company will cause to be carried out, paid, supervised, and enforced all such agreements and contracts, and will cause to be provided such insurance on and in connection with the acquisition, construction, equipping, and furnishing of the Project as it deems necessary or advisable or as is required by law and this Agreement in accordance with its customary insurance practices, which may include self insurance. The Company shall pay or cause to be paid, from proceeds from the sale and delivery of the Bonds loaned to it pursuant to Section 4.02 of this Agreement, and from any available income or earnings derived therefrom, and if such proceeds or income or earnings derived therefrom are insufficient, from other funds of the Company or available to the Company to the extent necessary, all Project Costs. The Issuer shall loan the proceeds from the sale of the Bonds to the Company to be used by the Company to pay all or part of the Project Costs, in accordance with procedures established in Section 3.03 hereof for reimbursing the Company for paying all or any part of such Project Costs under the aforesaid agreements and contracts for the acquisition, construction, equipping, and furnishing of the Project prior to the Company’s receipt of the Loan as hereinafter provided. It is specifically provided, however, that none of the proceeds from the sale of the Bonds will be used to reimburse the Company for, or to pay (and the Company hereby covenants and agrees not to request reimbursement of or payment for) any part of the Project Costs if such use or payment would result in a violation of any of the Company’s representations contained in Sections 2.02 or 7.04 hereof or the Tax Letter of Representation.

(c) The Company hereby grants to the Issuer, its employees and agents, at all reasonable times during normal business hours and upon reasonable notice such necessary and reasonable rights of ingress and egress to the Project as are available to the Company and required in connection with the acquisition, construction, and improvement of the Project and the Company agrees that it will cooperate with the Issuer, its employees and agents, so that such Project shall be acquired, constructed, and improved as provided in this Agreement. The Issuer, its employees and agents shall not unnecessarily disrupt or interfere with the operation of the Project and shall cooperate with and observe the reasonable regulations of the Company so as to avoid any unnecessary disruption or interference with said operation. Unless the Company shall be in default hereunder or under the Indenture, the Company may require that the rights of access hereby reserved to the Issuer, its employees and agents, may be exercised only after such employees or agents have executed release of liability agreements in the form then used by the Company. The Issuer recognizes that the drawings, designs, specifications, material lists, and other engineering documents and information contained in the Plans and Specifications or otherwise provided or made available to the Issuer in connection with the Project are proprietary to, and are the property of the Company and/or its affiliates. The Issuer agrees to retain in confidence and not to disclose to others (except as required by applicable law) or to use or permit the use for the benefit of or by others, without the prior written consent of the Company in each such instance, any such drawings, designs, specifications, material lists and other engineering documents and information contained in the Plans and Specifications or otherwise provided or made available to the Issuer. Nothing in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee, to any information or inspection involving the confidential know-how of the Company.

(d) If the Plans and Specifications are materially amended at any time prior to the completion of the Project, the Company shall (i) deliver to the Issuer a certificate of an Authorized Company Representative stating that the Project constructed pursuant to the Plans and Specifications, as amended, will be solid waste disposal facilities within the meaning of Section 142(a)(6)of the Code or any substantially similar successor provision, and (ii) furnish the Issuer with a Favorable Opinion with respect to such proposed amendment and the expenditure of moneys from the Construction Fund to pay the Project Costs as shown on the Plans and Specifications as so amended.

(e) If, for any reason, the proceeds from the sale of the Bonds are not sufficient to pay all the Project Costs, the Company shall complete or cause to be completed the Project and pay or cause to be paid all Project Costs which are not or cannot be paid or reimbursed from proceeds of the Bonds from its own funds or other funds available to the Company or its affiliates, but it shall not be entitled to reimbursement from the Issuer therefor, or to any diminution in or postponement of any payments required to be made by the Company hereunder.

Section 3.03. CONSTRUCTION FUND. The Construction Fund, as defined in and required by the Indenture, shall be drawn on and used to pay the Costs of Issuance of the Bonds and Project Costs when due and payable. The Issuer shall pay to the Trustee for deposit the proceeds from the sale and delivery of the Bonds as follows: (1) the amount of capitalized interest, if any, specified in the Indenture in the Bond Fund, (2) an amount equal to the Debt Service Reserve Requirement in the Debt Service Reserve Fund, and (3) the remainder in the Construction Fund. The Trustee, pursuant to request of the Company, shall draw on and use the Construction Fund as follows:

(a) Immediately after the delivery of the Bonds authorized hereby, the Company, or the Trustee, upon written direction of the Authorized Company Representative, shall pay directly (i) to the Issuer, the amount specified in Section 5.04 hereof and (ii) to such other parties submitting invoices, the other Costs of Issuance.

(b) The Trustee shall make payments to the Company or, at the Company’s written request, to a third party, from the Construction Fund for any Costs of Issuance (in addition to those paid under Section 3.03(a) above) and, subject to subsection (c) below, other Project Costs from time to time upon receipt by the Trustee of a request of the Company signed by the Authorized Company Representative. Such request shall be accompanied by a certificate signed by an Authorized Company Representative, and, in the case of Project Costs other than Costs of Issuance, accompanied by the Certificate of the Construction Consultant approving such payment, stating with respect to each payment as follows:

(i) the name of the Facility to which the Project Costs apply;

(ii) the name and address of the person, firm or corporation to whom payment is to be made;

(iii) the amount of expenditures for which payment or reimbursement is requested;

(iv) the amount requested to be paid has been or will be incurred and is for Project Costs;

(v) no part of the several amounts requested to be paid, as stated in such certificate, has been or is the basis for the payment of any money in any previous or then pending request;

(vi) the payment of the amount requested will not result in a breach of the covenants of the Company contained in this Agreement;

(vii) the expenditure of such amount to be disbursed, when added to all disbursements under previous requisitions, will result in at least 95% of the total of such disbursements being used to provide”solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code or facilities functionally related and subordinate thereto;

(viii) in the case of requisitions for Costs of Issuance, that the cumulative total amount disbursed thereunder for Costs of Issuance, together with any compensation to the Underwriter as a discount, does not exceed 2% of the proceeds of the Bonds; and

(c) the Company shall not request payments from the Construction Fund in excess of $15,000,000 for any one of the Facilities. The Trustee shall rely fully on any such request and certificate delivered pursuant to this Section and shall not be required to make any investigation in connection therewith. If amounts paid by the Trustee pursuant to subsection (b) above with respect to any portion of the Project exceed the cost thereof, the Company shall promptly repay such overpayment into the Construction Fund.

(d) The Issuer hereby gives its express written authority to the Company, absent an Event of Default, to direct the investment of the Construction Fund by the Trustee as hereinafter provided and as permitted by the Indenture. Any money held as part of the Construction Fund shall be invested or reinvested by the Trustee in the same manner as provided for money on deposit in the Bond Fund. Upon acceleration of the maturity of the Bonds pursuant to the Indenture, subject to Section 6.4 of the Indenture, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

(e) If, upon delivery of the Completion Certificate for the Project, there shall be any surplus funds remaining in the Construction Fund not required to provide for the payment of the costs of acquisition, construction, and improvement of the Project, such funds shall, upon the written request of the Authorized Company Representative to the Trustee, be used by the Trustee (i) to purchase for cancellation Bonds at any reasonable price as determined by the Authorized Company Representative, which price, however, shall not exceed the principal amount thereof plus accrued interest thereon or (ii) to redeem Bonds in the largest principal amount then subject to redemption at par (together with accrued interest thereon) that does not exceed the amount of such funds.

Section 3.04. TERMINATION OF CONSTRUCTION; COMPLETION CERTIFICATE. (a) Anything in this Agreement to the contrary notwithstanding, the Company shall have the right at any time to terminate the construction of a Facility if: (i) the Company shall have determined that the construction or operation of such Facility is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Facility, or other liabilities or burdens with respect to such Facility or the construction or operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of such Facility; or (ii) all or substantially all of such Facility shall have been condemned or taken by eminent domain; or (iii) the construction or operation of such Facility shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or any federal, state or local regulatory body, administrative agency or other governmental body.

(b) At such time as the Company determines that construction of the Project has been completed or has determined to terminate any further construction of the Project, it shall deliver a Completion Certificate to that effect to the Issuer and the Trustee. In the case of termination of construction prior to operation, delivery of a Completion Certificate is conditional upon receipt by the Issuer and the Trustee of a certificate of an independent engineer reasonable acceptable to the Trustee and the Majority Holders that continuation of construction is not feasible under the circumstances.

Section 3.05. TITLE. The Issuer shall have no right, title, or interest in and to the Project. The Issuer shall not be responsible or liable in any manner for any claims, losses, damages, penalties, costs, taxes, or fines with respect to the acquisition, construction, equipping, furnishing, installation, operation, maintenance, or ownership of the Project.

Section 3.06. INSURANCE. Subject to the provisions of Section 3.08 hereof, the Company agrees to maintain, or cause to be maintained, all necessary insurance with respect to the Project in accordance with customary insurance practices, which may include self-insurance. All costs of maintaining insurance with respect to the Project shall be paid or caused to be paid by the Company, and the Issuer shall have no obligation or liability in this regard. All such insurance shall designate the Trustee as loss payee and an additional insured.

Section 3.07. MAINTENANCE AND REPAIR; REMODELING. Subject to the provisions of Section 3.08 hereof, the Company agrees that it will (i) maintain, or cause to be maintained, the Project in as reasonably safe condition as its operations shall permit and (ii) maintain, or cause to be maintained, the Project in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof. All costs of operating and maintaining the Project shall be paid or caused to be paid by the Company, and the Issuer shall have no obligation or liability in this regard. It is understood and agreed that the Issuer shall have no duties or responsibilities whatsoever with respect to the operation or maintenance of the Project, or the performance of the Project for its designed purposes. After the Completion Date, the Company may at its own expense cause the Project to be remodeled or cause substitutions, modifications and improvements to be made to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Project.

Section 3.08. RIGHT TO DISCONTINUE OPERATION OF PROJECT. Although the Company intends to operate, or cause to be operated, the Project for its designed purposes until the date on which no Bonds are Outstanding, the Company is not required to operate, or cause to be operated, any portion of the Project after the Company shall deem in its discretion that such continued operation is not advisable and in such event it is not prohibited from selling, leasing or retiring all or any such portion of the Project; provided, however, that, prior to any such sale, lease, or retirement, the Company shall have provided to the Issuer and the Trustee a Favorable Opinion with respect to any such sale, lease, or retirement. Upon discontinuance of operation of the Project in accordance with this Section 3.08, the Company shall be discharged from its obligations to insure, maintain and repair the Project as set forth in Sections 3.06 and 3.07 hereof.

Section 3.09. INSURANCE AND CONDEMNATION AWARDS. The net proceeds of any insurance or condemnation award as a result of the destruction or condemnation of the Project or any portion thereof shall, at the option of the Company, either (a) be paid by the Company to the Trustee for deposit into the Bond Fund under the Indenture to be used to redeem Bonds under Section 9.1(d)(i) or (ii), as the case may be, or (b), if determined to be feasible by an independent feasibility study obtained by the Company at its expense, be used by the Company to rebuild, restore, or relocate, as the case may be, the affected portion of the Project.

Section 3.10. TAXATION OF PROJECT. During the term of this Agreement, the Company will promptly remit or cause to be remitted when due all taxes, including specifically all sales taxes and ad valorem taxes, levied in respect of the Project or the Loan Payments payable hereunder to the appropriate taxing body. The Company has not and will not maintain that it is entitled, by virtue of the Project being financed under the Act, to any additional exemption from ad valorem taxes on the Project or sale and use taxes on personal property acquired in connection with the Project. Except as provided in the preceding sentence, the Company may, at its own expense and in its own name, in good faith contest any such taxes, assessments and other charges and, in the event of such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. All taxes, assessments and other charges levied or imposed with respect to the Project shall be the obligation of the Company and/or any of its affiliates, and the Issuer shall have no obligation or liability in this regard.

Section 3.11. ISSUER’S LIMITED LIABILITY. It is recognized that the Issuer’s only source of funds with which to carry out its commitments under this Agreement will be from the proceeds from the sale of the Bonds or from any available income or earnings derived therefrom, or from any funds which otherwise might be made available by the Company; and it is expressly agreed that the Issuer shall have no financial liability, obligation, or responsibility with respect to this Agreement or the Project except to the extent of funds available from such sources.

Section 3.12. GOVERNMENTAL REGULATION. The Company recognizes and agrees that this Agreement and the issuance of the Bonds pursuant hereto will not diminish or limit the authority of the United States Environmental Protection Agency, the Texas Commission on Environmental Quality, the Texas Water Development Board, or any other State agency or local governments in performing any of the powers, functions and duties vested in such entities by federal and state laws, and that all applicable laws shall be enforced without regard to ownership of the Project; and that the Company will not be relieved of any responsibility under any applicable federal or state laws or regulations pertaining to pollution control, either now, or during, or after the acquisition, construction and improvement of the Project.

ARTICLE IV

ISSUANCE OF BONDS; THE LOAN; REFUNDING AND REDEMPTION OF BONDS

Section 4.01. ISSUANCE OF BONDS. On the Issue Date, the Issuer will issue the Bonds and instruct the Trustee in writing to deliver the Bonds to the Underwriter, all in accordance with the Indenture.

Section 4.02. THE LOAN. (a) The Issuer shall make the Loan to the Company by the deposit into the Construction Fund, the Debt Service Reserve Fund, and the Bond Fund of the proceeds from the sale of the Bonds in such amounts as are provided in the Indenture. The amounts so deposited shall be advanced in the manner provided herein and in the Indenture; and the Company shall repay the Loan by making the Loan Payments as provided in this Agreement and the Indenture.

(b) Notwithstanding any provision expressly or inferentially to the contrary contained herein, the Company unconditionally agrees that it shall make or cause to be made Loan Payments in immediately available funds to the Trustee (pursuant to an assignment by the Issuer to the Trustee, as hereinafter described) in lawful money of the United States of America. Upon the issuance and delivery of the Bonds to the Underwriter, and the deposit of the proceeds derived therefrom into the accounts established in the Indenture, the Company shall have received, and the Issuer shall have given, full and complete consideration for the Company’s obligation hereunder to make Loan Payments.

Section 4.03. SECURITY FOR THE BONDS. The obligations of the Company under this Agreement, including specifically the obligation to make Loan Payments as provided in Sections 5.01 and 5.03 hereof, shall be direct general obligations of the Company. As additional security for the payments of the Loan Payments and as further consideration for the loan made hereunder, the Guarantee Agreement whereunder the Company and the Subsidiary Guarantors have guaranteed payment, when due, of the principal of, redemption premium, if any, and interest on the Bonds and the Collateral Trust Agreement have been executed and will be delivered simultaneously herewith. Prior to or simultaneously with the issuance of the Bonds, the Issuer will assign to the Trustee under the terms of the Indenture all of the Issuer’s right, title, and interest in and to the Loan Payments and certain other rights under this Agreement as provided in the Indenture.

Section 4.04. REFUNDING AND REDEMPTION OF BONDS. No additional or refunding bonds will be issued or delivered without prior Division approval. After the issuance of any Bonds, the Issuer shall not refund any of the Bonds or change or modify the Bonds in any way, except as provided for in the Indenture, without the prior written approval of the Authorized Company Representative; nor shall the Issuer redeem any Bonds prior to their scheduled maturities except upon the written direction of the Authorized Company Representative, unless such redemption is required by the Indenture.

ARTICLE V

THE COMPANY’S PAYMENTS

Section 5.01. COMPANY APPROVAL OF ISSUANCE OF BONDS. (a) Simultaneously with the authorization of this Agreement by the Board of Directors of the Issuer, such Board has adopted the Bond Resolution. In consideration of the covenants and agreements set forth in this Agreement, and to enable the Issuer to issue the Bonds to carry out the intents and purposes hereof, this Agreement is executed to assure the issuance of such Bonds, and to provide for the due and punctual payment by the Company to the Issuer, or to the Trustee under the Indenture securing the Bonds, of amounts not less than those required to pay, as and when due (whether at stated maturity, upon redemption, acceleration of maturity, tender, deemed tender, or otherwise), and at such time as will assure payment on the due date thereof, all of the principal of, redemption premium, if any, and interest on, the Bonds, and all other payments required in connection with such Bonds, this Agreement, or the Indenture. Each such payment is hereby designated as a “Loan Payment”, and collectively such payments are hereby designated as “Loan Payments”. The Company hereby agrees to make, or cause to be made, each Loan Payment, as and when due, for the benefit of the owners of the Bonds into the Bond Fund, as provided in the Indenture.

(b) By execution and delivery of this Agreement, the Company hereby approves the Bond Resolution and the Indenture. It is hereby agreed that the foregoing approval of the Bond Resolution and the Indenture constitutes the acknowledgment and agreement of the Company that the Bonds, when issued, sold, and delivered as provided in the Bond Resolution and the Indenture, will be issued in accordance with and in compliance with this Agreement, notwithstanding any other provisions of this Agreement or any other contract or agreement to the contrary. Any Bondholder is entitled to rely fully and unconditionally on the foregoing approval. Notwithstanding any provisions of this Agreement or any other contract or agreement to the contrary, the Company’s approval of the Bond Resolution and the Indenture shall be the Company’s agreement that all covenants and provisions in this Agreement and the Indenture affecting the Company shall, upon the delivery of the Bonds and the Indenture, become unconditional, valid, and binding covenants and obligations of the Company so long as the Bonds and the interest thereon are outstanding and unpaid. Particularly, the obligation of the Company to make, promptly when due, all Loan Payments specified in this Agreement and the Indenture shall be absolute and unconditional, and said obligation may be enforced as provided in this Agreement and the Indenture.

Section 5.02. PAYMENT UPON REDEMPTION OF BONDS. The Issuer, upon the written request of the Company (and provided that the affected Bonds are subject to redemption or prepayment prior to maturity at the option of the Issuer, or the Company, and provided that such request is received in sufficient time prior to the date upon which such redemption or prepayment is proposed), forthwith shall take or cause to be taken all action that may be necessary under the applicable redemption provisions of the Indenture to effect such redemption prior to maturity, to the full extent of funds either made available for such purpose by the Company or already on deposit under the Indenture and available for such purpose. The redemption of any outstanding Bonds prior to maturity at any time shall not relieve the Company of its absolute and unconditional obligation to pay each remaining Loan Payment with respect to any outstanding Bonds, as specified in the Indenture. If a redemption of Bonds is required pursuant to the provisions of the Indenture, the Company agrees as provided herein to forthwith make Loan Payments sufficient to pay the principal of, premium, if any, and interest on the Bonds.

Section 5.03. LOAN PAYMENTS. Payment of all Loan Payments shall be made and deposited directly with the Trustee, no later than five days prior to any date of payment on the Bonds as required by the Indenture, including all such payments which may come due because of the acceleration of the maturity or maturities of the Bonds upon default, call for redemption, purchase, or otherwise, under the provisions of the Indenture. If any available funds in excess of current requirements are held on deposit in the Bond Fund at the time payment of any Loan Payment is due, such Loan Payment shall be reduced by the amount of the available funds so held on deposit, to the benefit of the Company. The Loan Payments, together with available funds held on deposit in the Bond Fund, except funds held therein for payment of matured installments of principal on the Bonds or interest payable thereon, shall be sufficient to pay when due all principal of, redemption premium, if any, and interest on the Bonds. The Company shall have the right to prepay or cause to be prepaid all or a portion of each Loan Payment at any time, and shall be obligated to do so in a timely manner if and to the extent the Company requests redemption or prepayment of the Bonds. Any such prepayment by the Company shall not relieve it of liability for each remaining Loan Payment with respect to the Outstanding Bonds except as provided in this Agreement and the Indenture. In the event the Company should fail to make any of the payments required in this Section 5.03, the amount so in default shall continue as an obligation of the Company until such amount in default shall have been fully paid.

Section 5.04. PAYMENTS TO ISSUER AND GOVERNMENTAL UNIT. Out of money from the proceeds from the sale and delivery of the Bonds or out of funds provided by the Company, there shall be paid all of the Issuer’s and Governmental Unit’s reasonable actual out-of-pocket expenses and Costs of Issuance in connection with the Bonds. In addition, the Governmental Unit shall receive out of proceeds of the Bonds or out of other funds provided by the Company on or before the Issue Date, an amount equal to one-half of one percent (.50%) of the original principal amount of the Bonds to pay and reimburse the Governmental Unit for its administrative expenses directly attributable and chargeable to the issuance of the Bonds. Also the Company agrees to pay directly to the Governmental Unit on October 1 of each year while any of the Bonds are outstanding, an amount sufficient to pay and reimburse the Governmental Unit for any of its actual costs reasonably and necessarily incurred in connection with the Bonds and the Project during the prior twelve month period. The amount to be paid by the Company to the Governmental Unit hereunder on each October 1 shall be the greater of the following two amounts: (i) the actual costs reasonably and necessarily incurred by the Governmental Unit during the prior twelve month period as set forth in a bill or statement submitted by the Governmental Unit to the Company prior to said October 1, or (ii) an amount of money equal to $100.00 for each $1,000,000, or part thereof, of principal amount of the Bonds which are outstanding and unpaid as of the last day of the month preceding said October 1 (the “alternate fee”). If the Company shall not have received a bill or statement on or before October 1 for the Governmental Unit’s actual costs incurred during the prior twelve month period, the Company shall pay the alternate fee on said October 1. Although the amounts payable to the Governmental Unit hereunder are due on October 1 of each year, the Company shall not be in default in the payment of such amounts so long as they are paid to the Governmental Unit within thirty days of receiving written notice of non-payment thereof.

Section 5.05. PAYMENTS TO REPLENISH DEBT SERVICE RESERVE FUND. In the event of a deficiency in the Debt Service Reserve Fund, the Company shall, by the first day of each of the next three calendar months following such deficiency, pay into the Debt Service Reserve Fund an amount equal to one-third of such deficiency.

Section 5.06. ISSUER’S RIGHTS ASSIGNED TO TRUSTEE. The Company is advised and recognizes that as security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer’s rights under this Agreement, including the right to receive payments hereunder (except the right to receive payments, if any, under Section 5.04, 6.03, and 7.03(a) hereof) and except the right to receive notices hereunder, and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and will make such payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee. All rights against the Company arising under this Agreement or the Bond Resolution or Indenture and assigned to the Trustee under the Indenture may be enforced by the Trustee, or the owners of the Bonds, to the extent provided in the Indenture, and the Trustee, or the owners of the Bonds, shall be entitled to bring any suit, action, or proceeding against the Company, to the extent provided in the Bond Resolution or Indenture, for the enforcement of this Agreement, and it shall not be necessary in any such suit, action, or proceeding to make the Issuer a party thereto.

Section 5.07. PAYMENTS TO TRUSTEE. The Company agrees to pay (i) the initial acceptance fee of the Trustee and reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Trustee in entering into and executing the Indenture and (ii) until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture, (A) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its reasonable ordinary expenses incurred under the Indenture, including reasonable attorneys’ fees and expenses, as and when the same become due, (B) the fees, charges and expenses of the Trustee, as Bond Registrar and as Paying Agent, and any other Bond Registrar or Paying Agent on the Bonds, as and when the same become due, (C) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture or this Agreement, including, without limitation, the additional compensation described in Section 8.5(f) of the Indenture, as and when the same become due, including reasonable attorneys’ fees and expenses, (D) the reasonable fees and expenses of any co-trustee appointed under the Indenture, and (E) the cost of printing any Bonds required to be furnished by the Issuer. In the event the Company should fail to make any of the payments required in this Section 5.06, the item or installments so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid. The provisions of this Section 5.06 shall survive termination of this Agreement.

Section 5.08. USURY. Anything herein to the contrary notwithstanding, it is the intention of the parties hereto to conform strictly to the usury laws in force that are applicable to this transaction. Accordingly, all agreements among the parties hereto and beneficiaries hereof and their assigns or any of them, whether now existing or hereafter arising, and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of amounts due hereunder or any part thereof or otherwise, shall the interest (including all sums that are deemed to be interest) contracted for, charged or received hereunder and/or with respect to the purchase of the Project exceed the maximum amount permissible under applicable law.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following shall constitute an “Event of Default” under this Agreement (an “Event of Default”):

(a) failure by the Company to pay, when due, Loan Payments with respect to principal of, premium, if any, or interest on any Bond or failure to make any payments required by Section 5.05 hereof with respect to any deficiency in the Debt Service Reserve Fund; or

(b) failure by the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed in this Agreement, other than as referred to in (a) above, for a period of 90 days after receipt by the Company of written notice specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided further, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within the applicable period and diligently pursued until the default is corrected; provided further, if any such failure obligates the Company to prepay Loan Payments because of mandatory redemption of Bonds pursuant to Section 9.1(c) of the Indenture, and such prepayment is in fact made by the Company and Bonds are redeemed as provided in the Indenture, then such failure by the Company shall not constitute an Event of Default under this Agreement; or

(c) the occurrence of an Act of Bankruptcy and, if occurring by reason of clause (b) of the definition thereof, such petition resulting therefrom shall not be stayed or denied, or a proceeding resulting therefrom shall not be discharged, within 90 days after the filing of such petition or the commencement of such proceeding, as the case may be; or

(d) the occurrence of an “Event of Default” under the Indenture.

Section 6.02. REMEDIES ON DEFAULT. Whenever any Event of Default shall have happened and is existing, the Issuer, with the consent of the Trustee, or the Trustee may take any one or more of the following remedial steps, but only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 11.2 of the Indenture:

(a) By notice in writing to the Company, declare the unpaid Loan Payments to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable under the Indenture, and upon any such declaration the amounts payable under Sections 5.01 and 5.03 hereof shall become and shall be immediately due and payable in the amount set forth in Section 11.2 of the Indenture; provided, however, that an Event of Default shall be deemed waived and a declaration accelerating payment of unpaid Loan Payments payable under this Agreement shall be deemed rescinded without further action on the part of the Trustee or the Issuer upon any annulment by the Trustee of the corresponding declaration of acceleration of the Bonds under Section 11.2 of the Indenture.

(b) Whatever action at law or in equity may appear necessary or desirable to collect the payment and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

In case the Issuer, with the consent of the Trustee, or the Trustee shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer and/or the Trustee, then and in every such case the Issuer, the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Company and the Trustee shall continue as though no such proceeding had been taken.

The Company covenants that, in case an Event of Default shall occur with respect to the payment of any Loan Payment payable under Sections 5.01 and 5.03 hereof, then, upon written demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Sections 5.01 and 5.03.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable. Any sums collected by the Trustee shall be applied as provided in the Indenture. The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to enforce the performance and observance of any other obligation or agreement of the Company under this Agreement including, without limitation, exercise the remedies of mandamus or the appointment of a receiver in equity with the power to charge and collect rents, purchase price payments, and loan payments and to apply revenues from the Project in accordance with the terms hereof and of the Indenture.

If an Event of Default under Section 6.01(c) hereof shall occur and be continuing, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement, irrespective of whether the principal of the Bonds or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its fees, charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

The remedies for any “Event of Default” under the Indenture shall be as specified in Article XI of the Indenture and are in addition to any remedies hereunder.

In acting or omitting to act pursuant to the provisions of this Agreement, the Trustee shall be entitled to all of the rights, protections and immunities accorded to the Trustee under the terms of the Indenture, including but not limited to those set out in Article XII thereof.

Section 6.03 AGREEMENT TO PAY ATTORNEYS’ FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor, and upon presentation of an itemized bill, pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other expenses so incurred by the Issuer or the Trustee, including such fees and expenses of in-house counsel and legal staff of the Trustee.

ARTICLE VII

SPECIAL COVENANTS

Section 7.01. NO DEFENSE OR SET-OFF; UNCONDITIONAL OBLIGATION. The obligations of the Company to make the payments required by this Agreement and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or any other person, and the Company shall pay during the term of this Agreement the payments to be made as prescribed in Article V and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Article V hereof; (ii) will perform and observe all of its other agreements contained in this Agreement; and (iii) except as permitted herein, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Project to be acquired, constructed, improved, or completed, failure of the Company to approve, receive, accept or use the Project, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or of the State of Texas or any political subdivision of either of these, or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement. Nothing contained in this Section shall be construed to relieve the Issuer or the Trustee from the performance of any agreements on their respective parts contained herein and the Company shall be entitled to institute such action against the Issuer or the Trustee as the Company shall deem appropriate to compel performance of any such agreement, duty or obligation; provided, however, neither the Issuer nor the Trustee shall be required to carry out any such agreement, duty or obligation unless it is reimbursed for its costs and expenses to the extent set forth in this Agreement.

Section 7.02. CONSOLIDATION AND MERGER. The Company covenants that during the term hereof it will maintain its existence, will not transfer all or substantially all of its assets to, and will not consolidate with or merge into, another entity; provided that, subject to the provisions of the Guarantee and the Collateral Trust Agreement and with the consent of the Majority Holders, the Company may consolidate with or merge into another domestic entity(i.e., a entity existing under the laws of one of the states of the United States or the District of Columbia), or transfer to another domestic entity all or substantially all of its assets; provided that the surviving, resulting or transferee corporation, as the case may be, if it is other than the Company, (i) is a domestic entity as aforesaid and qualified to do business in the State, and (ii) assumes in writing all of the obligations of the Company under this Agreement. The Company shall within fifteen days after the execution thereof, furnish to the Issuer and the Trustee appropriate documentation demonstrating that the surviving, resulting or transferee corporation, as the case may be, is a domestic entity, is qualified to do business in the State, and has assumed in writing all of the obligations of the Company under this Agreement.

Section 7.03. INDEMNITIES. (a) Except as otherwise provided in Section 7.03 (c) below, the Company releases the Division, its directors, employees, and agents, and the Issuer and the Governmental Unit, their officers, directors, employees, agents, and attorneys (the “Indemnified Parties”) from, and the Indemnified Parties shall not be liable for, and the Company agrees and shall protect, indemnify, defend, and hold the Indemnified Parties harmless from, any and all liability, cost, expense, damage, or loss of whatever nature (including, but not limited to, attorneys’ fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, in connection with, or related to (i) the issuance, offering, sale, delivery, payment of the Bonds and the interest thereon, or redemption of the Bonds, the provisions and rate of interest on the Bonds, the Bond Resolution, the Indenture, and this Agreement and the obligations imposed on the Issuer hereby and thereby; or the design, construction, installation, operation, use, occupancy, maintenance, or ownership of the Project; (ii) any written statements or representations made or given by the Company or any of its officers or employees, to the Indemnified Parties, the Trustee, or any underwriters or purchasers of any of the Bonds, with respect to the Issuer, the Company, the Project, or the Bonds or the offer or issuance thereof, including, but not limited to, statements or representations of facts, financial information, or corporate affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project; (iv) any loss or damage incurred by the Issuer as a result of violation by the Company of the provisions of Sections 7.04 or 7.05 hereof; and (v) any action required to be taken by the Issuer under this Agreement, the Bond Resolution, or the Indenture.

(b) The Company hereby agrees to indemnify and hold the Trustee and its directors, officers, agents, and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff (“Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of the Indenture, this Agreement or any of the financing documents. In addition to and not in limitation of the immediately preceeding sentence, the Company also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under the Indenture, this Agreement or any other financing document.

(c) If any claim is asserted under (a) above, the party seeking indemnity will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise, or settle the same in its sole discretion. THE

PROVISIONS OF SECTIONS 7.03(a) AND (b) SHALL REMAIN AND BE IN FULL FORCE AND EFFECT EVEN IF ANY SUCH LIABILITY, COST, EXPENSE, DAMAGE, OR LOSS OR CLAIM THEREFOR BY ANY PERSON, DIRECTLY OR INDIRECTLY RESULTS FROM, ARISES OUT OF, OR RELATES TO, OR IS ASSERTED TO HAVE RESULTED FROM, ARISE OUT OF, OR BE RELATED TO, IN WHOLE OR IN PART, ONE OR MORE NEGLIGENT ACTS OR OMISSIONS (OTHER THAN, IN THE CASE OF AN INDEMNIFIED PARTY UNDER (a) ABOVE, AS A RESULT OF WILLFUL MISCONDUCT OR BAD FAITH OF THE PARTY SEEKING INDEMNITY OR, IN THE CASE OF THE TRUSTEE, AS A RESULT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH ON THE PART OF THE TRUSTEE) OF THE PARTY SEEKING INDEMNITY, IN CONNECTION WITH THE MATTERS SET FORTH THEREIN. Notwithstanding the foregoing, in any action naming the Trustee as defendant, the Trustee shall have the right to retain separate legal counsel at the expense of the Company; provided that, in the event that the Company is not in Default under this Agreement, the Company shall have the right of approval of any such legal counsel retained by the Trustee for the Trustee’s defense, which approval shall not be unreasonably withheld and shall be given promptly upon request by the Trustee. The Trustee and the Company shall reasonably cooperate with each other in the defense of any such action.

(d) The provisions of this Section 7.03 shall survive the termination of this Agreement and, with respect to the Trustee, the resignation or removal of the Trustee for any reason.

Section 7.04. TAX-EXEMPT STATUS OF THE BONDS. It is the intention of the Company and the Issuer that the interest on the Bonds be excludable from the gross income of the holders thereof for federal income tax purposes, except for any Bond for any period that such Bond is owned by a person who is a “substantial user” of the proceeds or the Project or a “related person” within the meaning of Section 147(a) of the Code. To that end, the Company and the Issuer (to the extent reasonably within the control of the Issuer) covenant with each other, and with the Trustee for the benefit of the Bondholders, to refrain from any action which would adversely affect, and to take such action to assure, the treatment of the Bonds as obligations described in Section 103(a) of the Code, the interest on which is not includable in the “gross income” of the holder (other than the income of a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code) for purposes of federal income taxation. The Issuer agrees to submit, and the Company agrees to cause the Issuer to submit, such closing documents for the Bonds, in accordance with the rules of the Texas Bond Review Board, as may be necessary, and to take such action as reasonably required, to cause the Texas Bond Review Board to provide the certificate of allocation of state volume cap. Furthermore, the Company hereby covenants as follows:

(a) to take such action as is necessary to ensure that at least 95% of the net proceeds of the Bonds will be used to provide solid waste disposal facilities within the meaning of Section 142(a)(6) of the Code;

(b) to refrain from taking any action that would result in the Bonds being “federally guaranteed” within the meaning of Section 149(b) of the Code;

(c) to refrain from using any portion of the proceeds of the Bonds, directly or indirectly, to acquire or to replace funds which were used, directly or indirectly, to acquire investment property (as defined in Section 148(b)(2) of the Code) which produces a materially higher yield over the term of the Bonds than the yield on the Bonds, other than investment property acquired with

(i) proceeds of the Bonds invested for a period of three years or less until such proceeds are used for the purposes for which the Bonds were issued,

(ii) amounts invested in a bona fide debt service fund, within the meaning of Section 1.148-1(b) of the Regulations, and

(iii) amounts deposited in any reasonably required reserve or replacement fund to the extent such amounts do not exceed 10 percent of the proceeds of the Bonds and to the extent that at no time during any bond year will the aggregate amount so invested exceed 150 percent of debt service on the Bonds for such year;

(d) to otherwise restrict the use or investment of the proceeds of the Bonds or amounts treated as proceeds of the Bonds, as may be necessary, to satisfy the requirements of Section 148 of the Code (relating to arbitrage) and Section 149(d) of the Code (relating to advance refundings);

(e) to use no more than 2 percent of the proceeds received from the sale of the Bonds for the payment of Costs of Issuance (including underwriters’ discount, if any);

(f) to use no portion of the proceeds of the Bonds to provide any airplane, sky-box or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises;

(g) to comply with the limitations imposed by Section 147(c) of the Code (relating to the limitation on the use of proceeds to acquire land) and Section 147(d) of the Code (relating to restrictions on the use of bond proceeds to acquire existing buildings, structures or other property);

(h) to pay to the United States of America (to the extent not paid by the Trustee pursuant to the Indenture) at least once during each five-year period (beginning on the date of delivery of the Bonds) an amount that is at least equal to 90 percent of the “Excess Earnings,” within the meaning of Section 148(f) of the Code and to pay to the United States of America, not later than 60 days after the Bonds have been paid in full, 100 percent of the amount then required to be paid as a result of Excess Earnings under Section 148(f) of the Code, unless the Bonds qualify for the exception to rebate set forth in Section 148(f)(4)(B) of the Code or the Regulations thereunder; and

(f) to provide to the Trustee, at such time as required by the Trustee, all information required by the Trustee with respect to Nonpurpose Investments (as defined in Section 148 of the Code) not held in any fund under the Indenture.

For purposes of the foregoing (a) and (b), the term “proceeds” includes “disposition proceeds” as defined in the Treasury Regulations and, in the case of refunding bonds, transferred proceeds (if any) and proceeds of the refunded bonds expended prior to the date of issuance of the Bonds.

It is the understanding of the Issuer and the Company that the covenants contained herein are intended to assure compliance with the Code and any regulations or rulings promulgated by the United States Department of the Treasury pursuant thereto. In the event that regulations or rulings are hereafter promulgated which modify or expand provisions of the Code, as applicable to the Bonds, the Issuer and the Company will not be required to comply with any covenant contained herein to the extent that such failure to comply, in the opinion of Bond Counsel delivered to the Issuer, the Company, and the Trustee, will not adversely affect the exclusion of interest on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes under Section 103 of the Code. In the event that regulations or rulings are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Company agrees to comply with the additional requirements to the extent necessary, in the opinion of Bond Counsel delivered to the Issuer, the Company, and the Trustee, to preserve the exclusion of interest on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes under Section 103 of the Code. In furtherance of such intention, the Issuer hereby authorizes and directs the President, the Vice President, Secretary, or Assistant Secretary to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

Section 7.05. PAYMENT TO REBATE FUND. The Company hereby covenants and agrees to make the determinations and to pay any deficiency in the Rebate Fund, at the times and as described in Section 8.5 of the Indenture. In any event, if the amount of cash held in the Rebate Fund shall be insufficient to permit Trustee to make payment to the United States of any amount due under Section 148(f)(2) of the Code, the Company forthwith shall pay the amount of such insufficiency on such date to Trustee in immediately available funds. The obligations of the Company under this Section 7.05 are direct obligations of the Company, acting under the authorization of, and on behalf of, the Issuer and the Issuer shall have no further obligation or duty with respect to the Rebate Fund.

Section 7.06. QUALIFICATION IN TEXAS. The Company agrees that, so long as it or its affiliates own and operate the Project, it or any such affiliate will be qualified to do business in the State.

Section 7.07. RECORDATION. The Company agrees that it will record and re-record and file and refile any of the financing statements and all supplements and necessary continuation statements with respect thereto, and such other instruments as may be required from time to time to be recorded or filed, in such manner and in such places as from time to time may be required by law in order fully to preserve and protect any security interests of the Owners of the Bonds and the rights of the Trustee hereunder and under the Indenture. The Company shall promptly provide copies of such instruments to the Trustee.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. GENERAL PROVISIONS. (a) The terms of this Agreement may be enforced as to one or more breaches either separately or cumulatively.

(b) No remedy conferred upon or reserved to the Issuer, the Company or the Trustee in this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by the Issuer or the Company and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach of this Agreement. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of this Agreement. In view of the assignment of the Issuer’s rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any “Event of Default” under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.

(c) Headings of the Sections of this Agreement have been inserted for convenience of reference only and in no way shall they affect the interpretation of any of the provisions of this Agreement.

(d) This Agreement is made for the exclusive benefit of the Issuer, the Trustee, the owners of the Bonds and the Company, and their respective successors and assigns herein permitted, and not for any third party or parties; and nothing in this Agreement, expressed or implied, is intended to confer upon any party or parties other than the Issuer, the Trustee, and the Company, and their respective successors and assigns herein permitted, any rights or remedies under or by reason of this Agreement. In particular, but not by way of limitation, the Trustee shall be a third-party beneficiary for purposes of enforcing its rights and the Company’s obligations under Sections 5.06 and 7.03(b) and (c) of this Agreement as fully as if the Trustee had been a party in privity of contract with the Company hereunder.

Section 8.02. FINANCIAL STATEMENTS. The Company shall furnish to the Trustee as soon as available and in any event within 120 days after the end of its fiscal year (currently December 31) a balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related statements of income, cash flows, and change in stockholder’s equity for such fiscal year, all prepared in accordance with GAAP and reported on by an Accountant whose report shall state that such financial statements present fairly the Company’s financial position as of the end of such fiscal year and the results of operations and cash flows for such fiscal year. Notwithstanding the foregoing, if and when and so long as the Company shall file regular and periodic reports with the SEC pursuant to Section 13 and 15 of the Securities Exchange Act of 1934, the delivery by the Company to the Trustee of copies of its reports on Forms 10K and 10Q promptly following filing thereof with the SEC shall constitute full compliance with this Section 8.02. The Trustee is authorized to provide to any Bondholder, upon written request and payment of all costs by such Bondholder, copies of any of such financial statements and reports but the Trustee shall have no other responsibility with respect thereto.

Section 8.03. AMENDMENT OF AGREEMENT. No amendment, change, addition to, or waiver of any of the provisions of this Agreement shall be binding upon the parties hereto unless in writing signed by the Authorized Company Representative and the Authorized Issuer Representative, and acknowledged in writing by the Trustee and the Bank, if any. Notwithstanding any of the foregoing, it is covenanted and agreed, for the benefit of the holders of the Bonds, and the Trustee that the provisions of this Agreement shall not be amended, changed, added to, or waived in any way which would relieve, reduce or abrogate the obligations of the Company to make or pay, or cause to be made or paid, when due, all Loan Payments with respect to any then outstanding Bonds which have been issued and delivered pursuant to this Agreement, in the manner and under the terms and conditions provided herein and in the Bond Resolution or Indenture, or which would change or affect Article II, Sections 5.01, 5.02, 5.03, 5.05, 5.06, 6.01, 7.01, 7.02, 7.04, 7.05, 8.03, or 8.04 hereof unless, in the judgment of the Trustee, which may be made in reliance upon an opinion of Counsel, such change or amendment would not materially adversely affect the interests of the Bondholders.

Section 8.04. ASSIGNMENT. The Company may assign its interest in this Agreement in whole or in part, provided, however, no assignment (other than pursuant to Section 7.02 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and without limiting the generality of the foregoing, in the event of any such assignment, the Company shall continue to remain primarily liable for its payments specified herein and for performance and observance of the other covenants and agreements on its part herein provided; and further provided that no assignment shall be effective unless there is delivered a Favorable Opinion with respect to such assignment. The Company shall, on or prior to the effective date of any such assignment, furnish or cause to be furnished to the Issuer and the Trustee notice of such assignment, together with the referenced Favorable Opinion.

Section 8.05. TERM OF AGREEMENT. The term of this Agreement shall be from the date hereof until all payments and indemnities required to be made by the Company pursuant hereto shall have been made.

Section 8.06. NOTICES. Any notice, request or other communication under this Agreement shall be given in writing and shall be deemed to have been given by either party to the other party at the addresses shown below upon any of the following dates:

(a) The date of notice by telefax, telecopy, or similar telecommunications, which is confirmed promptly in writing;

(b) Three Business Days after the date of the mailing thereof, as shown by the post office receipt if mailed to the other party hereto by registered or certified mail;

(c) The date of actual receipt thereof by such other party if not given pursuant to (a) or (b) above.

The address for notice for each of the parties shall be as follows:

If to the Issuer:

Gulf Coast Industrial Development Authority

910 Bay Area Boulevard

Houston, Texas 77058

Attention: President

Fax #: (713)488-3331

If to the Company:

Microgy Holdings, LLC

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Attention: Richard E. Kessel

Fax #: (603)431-2650

with a copy to:

General Counsel

Fax #: (603)433-6372

If to the Trustee:

Wells Fargo Bank, National Association

4 Penn Center, Suite 810

1600 JFK Boulevard

Philadelphia, Pennsylvania 19103

Attention: Corporate Trust Services Group

Fax #: (215) 861-9460

or the latest address specified by such other party in writing.

Section 8.07. SEVERABILITY. If any clause, provision or Section of this Agreement should be held illegal or invalid by any court, the invalidity of such clause, provision or Section shall not affect any of the remaining clauses, provisions or Sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or Section had not been contained herein. In case any agreement or obligation contained in this Agreement should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Company or the Issuer, as the case may be, to the full extent permitted by law.

Section 8.08. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 8.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY ACTIONS BROUGHT HEREUNDER TO WHICH THE ISSUER IS A PARTY SHALL LIE IN HARRIS COUNTY, TEXAS.

Section 8.10. NO PERSONAL LIABILITY. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer or the Company in his or her individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

Section 8.11. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT CONSTITUTES A LOAN AGREEMENT FOR PURPOSES OF SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in multiple counterparts, each of which shall be considered an original for all purposes, as of the day and year first set out above.

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

	By	/s/ Ron Crowder
President
ATTEST:

/s/ [illegible]
Secretary

(SEAL)

MICROGY HOLDINGS, LLC

	By:	/s/ John F. O’Neill
	Title:	Vice President and Treasurer

ATTEST:

/s/ Dennis Haines
Title: Vice President and Secretary

EXHIBIT A

DESCRIPTION OF FACILITIES

ERATH COUNTY, TEXAS - Huckabay Ridge Facility

The Facility consists of a large-scale biogas production and gas conditioning facility intended to produce and sell pipeline-grade methane by interconnecting directly with the local natural gas pipeline. The Facility is expected to entail the construction of digesters to process the manure from cattle. The Facility is expected to produce biogas to be treated and compressed to produce and deliver pipeline-grade methane that will be sold as a commodity directly into a natural gas pipeline. The Facility will be located on a 72.3 acre parcel in Erath County, Texas. Access to the facility is provided by County Roads 403 and 404 intersect at the northern-most corner of the property.

ERATH COUNTY, TEXAS - Rio Leche Facility

The Facility consists of a large-scale biogas production and gas conditioning facility intended to produce and sell pipeline-grade methane by interconnecting directly with the local natural gas pipeline. The Facility is expected to entail the construction of digesters to process the manure from cattle. The Facility is expected to produce biogas to be treated and compressed to produce and deliver pipeline-grade methane that will be sold as a commodity directly into a natural gas pipeline. The Facility is located on 94 acres in Erath County, Texas. County Road 390 provides access to the property.

DEAF SMITH COUNTY, TEXAS - Mission Dairy Facility

The Facility consists of a large-scale biogas production and gas conditioning facility intended to produce and sell pipeline-grade methane by interconnecting directly with the local natural gas pipeline. The Facility is expected to entail the construction of digesters to process the manure from cattle. The Facility is expected to produce biogas to be treated and compressed to produce and deliver pipeline-grade methane that will be sold as a commodity directly into a natural gas pipeline. The Facility will be located on 11.8 acres from Mission Dairy on which the Mission Plant is located. Mission Plant site is located in Deaf Smith County, approximately 17 miles north of Hereford, Texas. Also, located approximately one mile east of U.S. Highway 385, access to the site is provided by County Road GG, between County Road 20 and County Road 21.

DEAF SMITH COUNTY, TEXAS - Cnossen Dairy Facility

The Facility consists of a large-scale biogas production and gas conditioning facility intended to produce and sell pipeline-grade methane by interconnecting directly with the local natural gas pipeline. The Facility is expected to entail the construction of digesters to process the manure from cattle. The Facility is expected to produce biogas to be treated and compressed to produce and deliver pipeline-grade methane that will be sold as a commodity directly into a natural gas pipeline. The Facility is known as the Cnossen Facility and is located adjacent to the Mission Dairy on which the Mission Plant Facility is to be located in Deaf Smith County, Texas.